FIRST AMENDMENT TO CREDIT AGREEMENT


THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated as of March 30, 1994, is entered into by and among AST RESEARCH INC., a Delaware corporation (the "Company"), BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION, as Administrative Agent, Co-Agent and Issuing Bank (the "Administrative Agent"), NATIONAL WESTMINSTER BANK PLC, as Co-Agent, and the several financial institutions party to the Credit Agreement (collectively, the "Banks").


                                  RECITALS

	A.	The Company, the Banks and the Administrative Agent are
parties to a Credit Agreement dated as of September 30, 1993 (the
"Credit Agreement"), pursuant to which the Administrative Agent and the Banks have extended certain credit facilities to the Company.

	B.	The Company has requested that the Banks agree to certain
amendments of the Credit Agreement.

	C.	The Banks are willing to amend the Credit Agreement, subject to the terms and conditions of this Amendment.

	NOW, THEREFORE, for the valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

	1.	Defined Terms.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Credit Agreement.

	2.	Amendments to Credit Agreement.

		(a)	Section 8.10 of the Credit Agreement shall be and
hereby is amended and restated in its entirety so that, as amended and restated, it reads as follows:

		"8.10	Tangible Net Worth.  The Company shall not suffer or
permit its Tangible Net Worth as of the last day of any fiscal quarter to be less than the greater of: (a) the sum of (i) $280,000, plus (ii)
75% of cumulative net income for the Company and its Subsidiaries determined on a consolidated basis beginning with the fiscal quarter ended April 2, 1994, determined quarterly and not reduced by any quarterly loss, plus (iii) 75% of the Net Proceeds of any sale of capital stock of the Company by and for the account of the Company from January 1, 1994, plus (iv) 75% of the amount by which the Tangible Net
Worth of the Company is increased, in accordance with GAAP, due to conversion of debt to common stock from January 1, 1994, less (v) the amount and value of cash or other property paid or transferred in connection with stock repurchases or redemptions made by the Company not to exceed in the aggregate $50,000,000 since the Closing Date; provided, however, that such amount shall not include any payments made pursuant to any redemption, conversion or repurchases of any of the Notes or any similar debt issues; and (b) $280,000,000."

		(b)	Section 8.13 of the Credit Agreement shall be and
hereby is amended and restated in its entirety so that, as amended and restated, it reads as follows:

		"8.13	Leverage Ratio(s).  (a)  The Company shall not suffer
or permit its ratio of Total Liabilities to Tangible Net Worth at any time to be greater than the amount set forth opposite the applicable period below:

		PERIOD						RATIO

Closing Date through March 31, 1995				2.15:1.00
April 1, 1995 through September 29, 1995			1.90:1.00
September 30, 1995 through March 29, 1996			1.75:1.00
March 30, 1996 and thereafter					1.50:1.00


		(b)	The Company shall not suffer or permit its ratio of
Total Liabilities, plus Subordinated Indebtedness, to Tangible Net Worth (the "Adjusted Leverage Ratio") at any time to be greater than the amount set forth opposite the applicable period below:


		PERIOD						RATIO

Closing Date through March 31, 1995				2.40:1.00
April 1, 1995 through September 29, 1995			2.30:1.00
September 30, 1995 thrrough December 29, 1995		        2.10:1.00
December 30, 1995 and thereafter				1.90:1.00

		(c)	Subsection 9.1(e) of the Credit Agreement shall be and
hereby is amended and restated in its entirety so that, as amended and restated, it reads as follows:

		"(e)	Other Specified Defaults.  The Company fails to
perform or observe any term, covenant or agreement contained in the following Sections and such failure continues for the amount of time specified: Sections 7.1 or 7.2 for 15 days; and Section 8.1 (only with respect to any Liens other than Voluntary Liens), Section 8.6 and
Section 8.16 for 30 days; or"


	3.	Representations and Warranties.  The Company hereby
represents and warrants to the Administrative Agent and the Banks as follows:

		(a)	No Default or Event of Default has occurred and is
continuing.


		(b)	The execution, delivery and performance by the Company
of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable.
The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its respective terms, without defense, counterclaim or offset.

		(c)	All representations and warranties of the Company
contained in the Credit Agreement are true and correct.

		(d)	The Company is entering into this Amendment on the
basis of its own investigation and for its own reasons, without reliance upon the Administrative Agent and the Banks or any other person.

	4.	Effective Date. This Amendment will become effective as of
March 30, 1994 (the "Effective Date"), provided that each of the following conditions precedent has been satisfied:

		(a)	The Administrative Agent has received from the Company
and the Majority Banks a duly executed original of this Amendment.

		(b)	The Administrative Agent has received from the Company
a copy of a resolution passed by the board of directors of the Company, certified by the Secretary or an Assistant Secretary of the Company as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Amendment.

		(c)	The Administrative Agent has received from the
Company, for the ratable account of the Banks in accordance with their respective Commitment Percentages, the amount of $112,500, representing payment in full of a non-refundable amendment fee, which amount the Company hereby covenants to pay to the Administrative Agent, for the ratable account of the Banks in accordance with their respective Commitment Percentages, on demand.

	5.	Miscellaneous

		(a)	Except as herein expressly amended, all terms,
covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

		(b)	This Amendment shall be binding upon and inure to the
benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

		(c)	This Amendment shall be governed by and construed in
accordance with the law of the State of California.

		(d)	This Amendment may be executed in any number of
counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

		(e)	This Amendment, together with the Credit Agreement,
contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior drafts and communications with respect thereto.
This Amendment may not be amended except in accordance with the provisions of Section 11.1 of the Credit Agreement.

		(f)	If any term or provision of this Amendment shall be
deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.

		(g)	Company covenants to pay to or reimburse the
Administrative Agent, upon demand, for all reasonable costs and expenses (including allocated costs of in-house counsel) incurred in connection with the development, preparation, execution and delivery of this Amendment.



IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

	                       	AST RESEARCH, INC.



	                       	By:  /s/BRUCE C. EDWARDS
			       	Title:  Senior Vice President and
				       Chief Financial Officer



				By:	/s/DENNIS R. LEIBEL
				Title:	Vice President, Legal &
				Treasury Operations



				BANK OF AMERICA NATIONAL TRUST AND
				SAVINGS ASSOCIATION, as Co-Agent and
				Administrative Agent



				By:	/s/JUDITH L. KRAMER
				Title:	Vice President



				BANK OF AMERICA NATIONAL TRUST AND
				SAVINGS ASSOCIATION, as a Bank and
				Issuing Bank


				By:	/s/KEVIN McMAHON
				Title:	Vice President



				NATIONAL WESTMINSTER BANK, PLC, as a
				Bank and as Co-Agent



				By:	/s/MICHAEL E. KEATING
				Title:	Vice President



				CIBC INC.



				By:	/s/JAMES E. ANDERSON
				Title:	Manager Director



				BANQUE NATIONAL DE PARIS



				By:	/s/CHRISTIAN MORIO
				Title:	Senior Vice President
					and Manager



				By:	/s/TJALLING TERPSTRA
				Title:	Vice President
				Sanwa Bank California



				By:	/s/NICOLE GARNIER
				Title:	Vice President



				Citicorp USA, Inc.



				By:	/s/JAMES J. SHERIDAN
				Title:	Vice President
					Managing Director



				Commonwealth Bank of Australia



				By:	/s/CHRISTINE A. RENARD
				Title:	Vice President and
					Senior Manager



				The Industrial Bank of Japan,
				Ltd, Los Angeles Agency



				By:	/s/CARL-ERIC BENZINGER
				Title:	Vice President



				The Long Term Credit Bank of Japan
				Ltd., Los Angeles Agency



				By:  /s/CURT M. BIREN
				Title:	Vice President



				Shawmut Bank,N.A.



				By:	/s/FRANK H. BENESH III
				Title:	Vice President